EXHIBIT 99.2

NOTE ASSIGNMENT AGREEMENT

THIS NOTE ASSIGNMENT AGREEMENT (the “Assignment”), dated as of August 7, 2013 (the “Effective Date”), by and between MT Global Holdings LLC, a Delaware limited liability company (“Representative”), on behalf of Sub LP, a United States Virgin Island limited partnership (“Assignor”), and GS Valet, Inc., a Nevada corporation (“Assignee”).

The parties hereto hereby agree as follows:

1.          Background and Purpose.  Assignor is the holder of that certain Promissory Note issued by Preciosa Streaming Company Inc., a Barbados international business company (“Maker”), dated July 28, 2013 (the “Note”) in the principal amount of Four Million Five Hundred Eighty Three Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($4,583,333.33).  A copy of the Note is attached hereto as Exhibit A.  In connection with a certain Securities Purchase Agreement by and Asignor and Assignee, and dated as of the Effective Date (the “Agreement”), Assignor desires to assign Assignor’s entire interest in the Note to Assignee as consideration and in exchange for the issuance by Assignee to Assignor of Four Hundred Twenty Nine Thousand Seven Hundred Fourteen (429,714) shares of Assignee’s common stock, par value 0.0001 per share (the “Shares”), under the Agreement.

2.         Assignment of Note.  In exchange for the issuance by Assignee to Assignor of the Shares concurrently with the execution of this Assignment, Assignor hereby grants, assigns and transfers to Assignee, all of Assignor’s rights, title and interest in and to (i) the Note, (ii) the money due and to become due under the Note (with all accrued but unpaid interest), and (iii) all other rights accruing in favor of Assignor under the Note.

3.          Representations and Warranties.  Assignor represents and warrants to Assignee that (a) the Note is in full force and effect in accordance with its terms; (b) neither Maker nor Assignor is in default under the Note; (c) there has not occurred any event, act or omission that, with notice or lapse of time or both, would constitute a default under the Note; (d) the Note has not been amended or modified, (e) none of Assignor’s rights under the Note have been assigned prior to the execution of this Assignment and (f) the amount owing under the Note as of the date of this Assignment is $4,583,333.33.  Assignee acknowledges and agrees that Assignor has made no representations or warranties as to the collectability of any amounts due under the Note.  Assignee has reviewed, understands, and hereby represents, warrants, acknowledges and agrees to the terms of the Note, and as to Assignee, the representations and acknowledgements of Assignor as provided pursuant to the terms of the Note.

4.          Delivery of Note.  Concurrently with the execution of this Assignment, Assignor has delivered to Assignee the originally executed Note, the receipt of which Assignee hereby acknowledges, in exchange for the Shares in consideration from Assignee, the receipt of which Assignor hereby acknowledges.

5.          Miscellaneous Provisions.

5.1.       Entire Agreement.  This Assignment, along with any and all documents expressly referred to and incorporated herein, constitutes the entire agreement between the parties regarding the assignment of the Note, all oral agreements regarding such assignment being merged herein, and supersedes all prior representations made by any of the parties hereto with regard to such assignment.

5.2.       Modification.  The provisions of this Assignment may not be modified at any time unless agreed to in writing by each Assignor and Assignee.

5.3.       Waiver.  Any of the terms or conditions of this Assignment may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

5.4.       Successors.  Subject to the provisions otherwise contained in this Assignment, this Assignment shall inure to the benefit of and be binding on the successors and assigns of the respective parties.

5.5.       Counterparts.  This Assignment may be executed in any number of counterparts with the same effect as if the parties had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

5.6.       Severability.  If any provision of this Assignment is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Assignment which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

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IN WITNESS WHEREOF, the parties have executed this Assignment of Note as of the Effective Date.

ASSIGNEE GS Valet, Inc. a Nevada corporation

By:	/s/ Kyle Floyd
Kyle Floyd
Chief Executive Officer

ASSIGNOR Sub LP a United States Virgin Islands limited partnership

By:	MT Global Holdings LLC
a Delaware limited liability company
as Representative of Sub LP

	By:	/s/ Daniel Lacher
Daniel Lacher
Manager